UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

En Pointe Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28052	75-2467002
(Commission File Number)	(I.R.S. Employer Identification No.)

18701 S. Figueroa Street Gardena, California	90248
(Address of principal executive offices)	(Zip Code)

(310) 337-5200
Registrant’s telephone number, including area code

2381 Rosecrans Avenue, Suite 325, El Segundo, California 90245
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007, the Board of Directors of En Pointe Technologies, Inc. (the “Company”), pursuant to the authority conferred on it by Section 8 of Article VII of the Company’s Amended and Restated Bylaws (the “Bylaws”), amended and restated, in its entirety, Article V of the Company’s Bylaws, entitled “Stock,” to allow for the registration, issuance and transfer of the Company’s stock, without the issuance of physical stock certificates.  This Bylaw amendment continues to permit stockholders to obtain a physical stock certificate upon request.

Prior to the foregoing amendment, the Company’s Bylaws did not address the registration, issuance or transfer of uncertificated shares.  The amendment and restatement of Article V was adopted in order to make the Company eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, as required by new NASDAQ listing standards.  The new NASDAQ listing standards, which were approved by the Securities and Exchange Commission on August 8, 2006, require that all companies listed on NASDAQ be eligible for a direct registration system by January 1, 2008 in order to qualify for continued listing.

The foregoing description of the Bylaw amendment is qualified in its entirety by reference to the Certificate of Amendment to the Company’s Bylaws, a copy of which is filed as Exhibit 3.5 to this report and is incorporated by reference into this description.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)   Exhibits:

Exhibit Number	Description

Exhibit 3-5	Certificate of Amendment of Amended and Restated Bylaws of En Pointe Technologies, Inc., as adopted December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

December 17, 2007	By:	/s/ Robert A. Mercer
Name: Robert A. Mercer
Title: Corporate Secretary